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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
American Power Conversion Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICAN POWER CONVERSION CORPORATION
132 Fairgrounds Road
West Kingston, Rhode Island 02892

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders:

            The Annual Meeting of Shareholders of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), will be held on Tuesday, June 11, 2002 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts, for the following purposes:

1.
To fix the number of directors at seven.

2.
To elect a Board of Directors for the ensuing year.

3.
To consider and approve an amendment of the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan from 24,000,000 shares to 33,500,000 shares.

4.
To consider and act upon a shareholder proposal regarding the composition of the Company's Board of Directors, which proposal is OPPOSED by the Company's Board of Directors.

5.
To consider and act upon a shareholder proposal regarding auditor independence, which proposal is OPPOSED by the Company's Board of Directors.

6.
To consider and act upon a shareholder proposal regarding director independence, which proposal is OPPOSED by the Company's Board of Directors.

7.
To transact such other business as may properly come before the meeting and any adjournments thereof.

            Shareholders of record at the close of business on April 17, 2002 will be entitled to vote at the meeting or any adjournments thereof.

By Order of the Board of Directors,

Jeffrey J. Giguere Vice President, General Counsel & Clerk

April 29, 2002

IF YOU PLAN TO ATTEND: Please be aware that seating may be limited. Registration and seating will begin at 9:00 a.m. Please bring valid picture identification, such as a driver's license or passport. You may be required to provide this upon entry to the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

  SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN
  IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL

AMERICAN POWER CONVERSION CORPORATION
132 Fairgrounds Road
West Kingston, Rhode Island 02892

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To Be Held on June 11, 2002

            Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of American Power Conversion Corporation, a Massachusetts corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, June 11, 2002 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts (the "Meeting").

            Only shareholders of record as of the close of business on April 17, 2002 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 195,871,530 shares of Common Stock, par value $.01 per share, of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by delivering written notice to the Clerk of the Company at any time before it is exercised or by delivering a later executed proxy to the Clerk of the Company at any time before the original proxy is exercised.

            Each of the persons named as proxies in the proxy is a director and officer of the Company. All properly executed proxies returned in time to be cast at the Meeting will be voted. With respect to the election of a Board of Directors, any shareholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing the name of such individual or group of individuals in the space provided on the proxy. In addition to the election of directors, the shareholders will consider and vote upon proposals to: (i) fix the number of directors at seven; (ii) amend the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan from 24,000,000 shares to 33,500,000 shares; and (iii) to consider and act upon three shareholder proposals. Where a choice has been specified on the enclosed proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the shareholders' specifications contained therein. In the absence of specifications, the shares represented by the enclosed proxy will be voted FOR fixing the number of directors at seven; FOR the seven nominees for director named in this proxy statement; FOR amending the Company's 1997 Stock Option Plan; AGAINST the three shareholder proposals set forth in this proxy statement if the shareholder proposals are properly presented by the proponent's qualified representative for action at the Meeting; and according to the discretion of the proxies on any other matters to properly come before the Meeting.

            The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum at the Meeting. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, with respect to such other proposal, the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by shareholders entitled to vote at the Meeting. All other matters being submitted to shareholders require the affirmative vote of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting. An automated system administered by the Company's transfer agent tabulates the votes. The vote on each matter submitted to shareholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-vote" shares are not so included.

            The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

            All share and per share information contained in this proxy statement has been adjusted to reflect a 2-for-1 stock split effected in the form of a stock dividend in May 1999.

            An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 2001, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the accompanying proxy are intended to be mailed to shareholders on or about April 29, 2002.

MANAGEMENT AND PRINCIPAL HOLDERS OF VOTING SECURITIES

            Unless otherwise noted, the following table sets forth as of March 11, 2002, certain information regarding beneficial ownership of the Company's Common Stock (i) by each person who, to the knowledge of the Company, beneficially owned more than 5% of the outstanding shares of Common Stock of the Company outstanding at such date, (ii) by each director or nominee for director of the Company, (iii) by each executive officer named in the Summary Compensation Table in this proxy statement, and (iv) by all directors, nominees for director and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percentage of Common Stock Outstanding(2)

Rodger B. Dowdell, Jr. 132 Fairgrounds Road West Kingston, RI 02892	16,498,349	(3)	8.3%
Neil E. Rasmussen	9,744,218	(4)	4.9%
Emanuel E. Landsman	2,705,551	(5)	1.4%
James D. Gerson	609,476	(6)	*
Ervin F. Lyon	765,280	(7)	*
John G. Kassakian	2,500		*
John F. Keane, Sr.	-		*
Edward W. Machala	415,023	(8)	*
Donald M. Muir	191,923	(9)	*
Aaron L. Davis	346,907	(10)	*
All directors and executive officers as a group (11 persons)	31,411,000	(11)	15.9%

*
Less than 1.0%

(1)
Unless otherwise indicated, the named person possesses sole voting and investment power with respect to the shares listed.

(2)
The number of shares of Common Stock deemed outstanding on March 11, 2002 includes (i) 195,851,687 shares outstanding on such date and (ii) all options that are currently exercisable or will become exercisable within 60 days thereafter by the persons or group in question.

(3)
Includes 839,474 shares of Common Stock issuable to Mr. Dowdell pursuant to options which may be exercised within the next 60 days; 752,992 shares of Common Stock currently allocated to Mr. Dowdell under the Company's Employee Stock Ownership Plan (the "ESOP"); and 1,859 shares held by Mr. Dowdell under the Company's 401(k) Plan.

(4)
Includes 319,500 shares of Common Stock issuable to Mr. Rasmussen pursuant to options which may be exercised within the next 60 days; 609,764 shares of Common Stock allocated to Mr. Rasmussen under the Company's ESOP; and 210 shares held by Mr. Rasmussen under the Company's 401(k) Plan. Does not include 138,032 shares held by the Neil and Anna Rasmussen Foundation, a charitable trust. Mr. Rasmussen disclaims beneficial ownership of the shares held by such trust.

(5)
Includes 63,174 shares of Common Stock issuable to Dr. Landsman pursuant to options which may be exercised within the next 60 days; 254,371 shares of Common Stock allocated to Dr. Landsman under the Company's ESOP; and 1,412 shares held by Dr. Landsman under the Company's 401(k) Plan. Does not include 32,594 shares held by a trust for the benefit of certain family members. Dr. Landsman disclaims beneficial ownership of the shares held by such trust.

(6)
Includes 82,500 shares of Common Stock issuable to Mr. Gerson pursuant to options which may be exercised within the next 60 days. Does not include 8,000 shares held by Mr. Gerson's wife for the benefit of his children. Mr. Gerson disclaims beneficial ownership of the shares held by his wife for the benefit of his children.

(7)
Includes 82,500 shares of Common Stock issuable to Dr. Lyon pursuant to options which may be exercised within the next 60 days. Does not include 99,484 shares held by a trust for the benefit of Dr. Lyon's daughter. Dr. Lyon disclaims beneficial ownership of the shares held by such trust.

(8)
Includes 320,260 shares of Common Stock issuable to Mr. Machala pursuant to options which may be exercised within the next 60 days; 94,153 shares of Common Stock allocated to Mr. Machala under the Company's ESOP; and 210 shares held by Mr. Machala under the Company's 401(k) Plan.

(9)
Includes 177,112 shares of Common Stock issuable to Mr. Muir pursuant to options which may be exercised within the next 60 days; 3,100 shares of Common Stock allocated to Mr. Muir under the Company's ESOP; and 2,211 shares held by Mr. Muir under the Company's 401(k) Plan.

(10)
Includes 276,903 shares of Common Stock issuable to Mr. Davis pursuant to options which may be exercised within the next 60 days; 31,486 shares allocated to Mr. Davis under the Company's ESOP; and 3,738 shares held by Mr. Davis under the Company's 401(k) Plan.

(11)
Includes 2,282,448 shares issuable to the directors and executive officers of the Company pursuant to options which may be exercised within the next 60 days; 1,755,006 shares allocated to the accounts of the executive officers of the Company under the Company's ESOP; and 11,248 shares held by the accounts of the executive officers of the Company under the Company's 401(k) Plan. Also see footnotes (3) through (10).

ITEMS NOs. 1 & 2: NUMBER AND ELECTION OF DIRECTORS

            At the Meeting, the shareholders will vote on fixing the number of directors at seven and electing the entire Board of Directors. The directors of the Company are elected annually and hold office until the next annual meeting of shareholders and until their successors shall have been chosen and qualified.

            Shares represented by all proxies received by the Board of Directors and not so marked as to oppose or abstain from voting on fixing the number of directors will be voted for fixing the number of directors for the ensuing year at seven.

            Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual director or for all directors will be voted (unless one or more nominees is unable or unwilling to serve) for the election of the nominees named in the table below. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or for fixing the number of directors at a lesser number. All of the nominees are currently directors of the Company and were elected at the Annual Meeting of Shareholders held in June 2001, with the exception of Dr. Kassakian and Mr. Keane, who were elected by the

Board of Directors in June 2001. The following table sets forth the year each nominee first became a director of the Company, each nominee's age, and the positions each nominee currently holds with the Company.

Nominee	Director Since	Age	Position(s) Held with Company

Rodger B. Dowdell, Jr.	1985	52	Chairman of the Board of Directors, President and Chief Executive Officer
Emanuel E. Landsman	1981	65	Director and Vice President
Neil E. Rasmussen	1981	47	Director, Senior Vice President and Chief Technical Officer
Ervin F. Lyon(1)(2)	1981	66	Director
James D. Gerson(1)(2)	1988	58	Director
John G. Kassakian(1)	2001	59	Director
John F. Keane, Sr.(2)	2001	70	Director

(1)
Member, Compensation and Stock Option Committee
(2)
Member, Audit Committee

            The By-laws of the Company provide that each director is elected to hold office until the next annual meeting of shareholders, and until his successor is chosen and qualified. The officers of the Company are elected annually at the first meeting of the Board of Directors following the annual meeting of shareholders and hold office until their respective successors are chosen and qualified.

            Rodger B. Dowdell, Jr. has been President and a Director since August 1985 and Chairman of the Board of Directors since June 1988. From January to August 1985, Mr. Dowdell worked for the Company as a consultant, developing a marketing and production strategy for uninterruptible power supply products. From 1978 to December 1984, he was President of Independent Energy, Inc., a manufacturer of electronic temperature controls.

            Emanuel E. Landsman has been Vice President and a Director of the Company since its inception. Dr. Landsman was Clerk of the Company from inception until June 2001. From 1966 to 1981, Dr. Landsman worked at the Massachusetts Institute of Technology's ("MIT") Lincoln Laboratory, where he was in the Space Communications Group from 1966 to 1977 and the Energy Systems Engineering Group from 1977 to 1981.

            Neil E. Rasmussen has been a Director of the Company since its inception and Chief Technical Officer of the Company since May 1998. Mr. Rasmussen was Vice President of the Company from its inception until June 2001, at which time he became Senior Vice President. From 1979 to 1981, Mr. Rasmussen worked in the Energy Systems Engineering Group at MIT's Lincoln Laboratory.

            Ervin F. Lyon has been a Director of the Company since its inception. From September 1986 to March 1993, Dr. Lyon worked for MIT's Lincoln Laboratory, from which he retired in March 1993. From the inception of the Company through August 1985, Dr. Lyon was President of the Company and from inception of the Company through June 1988, Dr. Lyon was Chairman of the Board of Directors of the Company. From 1977 to 1981, Dr. Lyon was a member of the technical staff at MIT's Lincoln Laboratory.

            James D. Gerson has been a Director of the Company since August 1988. Mr. Gerson has been a Vice President of Fahnestock & Co. for more than five years. Mr. Gerson is also a member of the Board of Directors of Ag Services of America, Inc., Fuel Cell Energy, Inc., and Evercel, Inc.

            John G. Kassakian has been a Director of the Company since June 2001. Dr. Kassakian has been Professor of Electrical Engineering at MIT since 1973 and is Director of the MIT Laboratory for Electromagnetic and Electronic Systems. Dr. Kassakian is also a member of the Board of Directors of Ault, Inc.

            John F. Keane, Sr. has been a Director of the Company since June 2001. Mr. Keane is Chairman of Keane, Inc., a software application development, outsourcing and integration services firm, which he founded in 1965. Mr. Keane previously served as President and Chief Executive Officer of Keane, Inc. Mr. Keane is also a member of the Board of Directors of PerkinElmer, Inc. and Firstwave Technologies, Inc.

            There are no family relationships between directors and executive officers of the Company, except that Mr. Dowdell is the uncle of Aaron L. Davis, Vice President, Marketing and Communications.

THE BOARD OF DIRECTORS BELIEVES THAT FIXING THE NUMBER OF DIRECTORS AT SEVEN AND ELECTING ALL OF THE NOMINEES AS DIRECTORS IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THESE PROPOSALS.

Meetings of the Board of Directors and Committees

            The Board of Directors met five times and took action by unanimous written consent two times during the fiscal year ended December 31, 2001.

            The Company's Compensation and Stock Option Committee met three times and took action by unanimous written consent one time during the fiscal year ended December 31, 2001. The Compensation and Stock Option Committee was comprised of Mr. Gerson and Dr. Lyon until June 2001, at which time Dr. Kassakian joined the Committee. The Compensation and Stock Option Committee makes recommendations to the Board of Directors regarding compensation and benefits for employees, consultants and directors of the Company, determines the compensation of executive officers and is responsible for the administration of the Company's 1987 Stock Option Plan, 1993 Non-Employee Director Stock Option Plan, 1997 Stock Option Plan, 1997 Non-Employee Director Stock Option Plan and 1997 Employee Stock Purchase Plan.

            The Company's Audit Committee met nine times during the fiscal year ended December 31, 2001. The Audit Committee was comprised of Mr. Gerson and Dr. Lyon until June 2001, at which time Mr. Keane joined the Committee. The Audit Committee oversees the accounting, tax and financial functions of the Company, including matters relating to the appointment and activities of the Company's auditors.

            The Company does not currently have a standing nominating committee.

            During the fiscal year ended December 31, 2001, each director attended at least 75% of the meetings held by the Board of Directors. Overall attendance at meetings of the Board of Directors and its committees was in excess of 98%.

Compensation of Directors

            As compensation for serving on the Board of Directors, each non-employee director receives (i) $20,000 per year, (ii) $1,500 for attendance at a meeting of the Board of Directors, and (iii) $1,500 for attendance at a meeting of a Committee of the Board of Directors held on a day on which no meeting of the Board of Directors is held. Non-employee directors are also reimbursed for reasonable expenses incurred in connection with attending meetings.

            On February 25, 1993, the Board of Directors of the Company adopted the 1993 Non-Employee Director Stock Option Plan (the "1993 Director Plan"), subject to approval by the Company's shareholders, which approval was granted on May 20, 1993. The 1993 Director Plan provided for a one-time grant of a stock option to purchase 40,000 shares of Common Stock to each member of the Company's Board of Directors who was neither an employee nor officer of the Company. An option was granted to each of Mr. Gerson and Dr. Lyon, the two members of the Board of Directors entitled at the time to participate in the 1993 Director Plan, on February 25, 1993. Such options have an exercise price of $6.00 per share, the fair market value on the date of grant.

            On February 12, 1997, the Board of Directors of the Company adopted the 1997 Non-Employee Director Stock Option Plan (the "1997 Director Plan"), subject to approval by the Company's shareholders, which approval was granted on April 21, 1997. The 1997 Director Plan authorizes the grant on April 21, 1997 and each

February 12th thereafter, of an option to purchase 20,000 shares of Common Stock to each member of the Company's Board of Directors who is neither an employee nor officer of the Company. Accordingly, options were granted on February 12, 2001 to each of Mr. Gerson and Dr. Lyon, and on February 12, 2002 to each of Drs. Lyon and Kassakian and Messrs. Gerson and Keane, the members of the Board of Directors entitled at the time of grant to participate in the 1997 Director Plan. Such options have exercise prices of $13.25 and $13.01 per share, respectively, the fair market value on the date of grant.

            In addition, on August 9, 2001, the Company granted to each of Dr. Kassakian and Mr. Keane options under the Company's 1997 Stock Option Plan to purchase 13,643 shares of Common Stock at an exercise price of $13.61, the fair market value on the date of grant.

EXECUTIVE COMPENSATION

            The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 2001, 2000 and 1999, of those persons who were at December 31, 2001 (i) the chief executive officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Officers").

Summary Compensation Table

	Annual Compensation(1)				Long-Term Compensation(2)
Name and Principal Position	Year	Salary	Bonus(3)		Securities Underlying Options(#)	All Other Compensation

Rodger B. Dowdell, Jr. Chairman of the Board of Directors, President & Chief Executive Officer	2001 2000 1999	$535,000 535,000 535,000	$	- - 493,805	- 588,000 193,300	$11,910 11,360 6,795	(4) (4) (4)
Neil E. Rasmussen Senior Vice President, Chief Technical Officer & Director	2001 2000 1999	282,635 320,000 320,000		- - -	- 200,000 86,000	3,010 2,610 2,370	(5) (5) (5)
Edward W. Machala Senior Vice President, Operations & Chief Operations Officer	2001 2000 1999	320,000 320,000 320,000		- - 295,360	- 250,000 103,500	2,630 2,240 2,030	(6) (6) (6)
Donald M. Muir Senior Vice President, Finance & Administration, Treasurer & Chief Financial Officer	2001 2000 1999	259,000 259,000 259,000		- - 239,057	- 180,000 71,400	8,303 8,118 6,835	(7) (7) (7)
Aaron L. Davis Vice President, Marketing & Communications	2001 2000 1999	220,000 220,000 220,000		- - 203,061	- 120,000 177,400	8,135 7,980 5,761	(8) (8) (8)

(1)
Excludes perquisites and other personal benefits, the aggregate annual amount of which for each officer was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(2)
Represents the number of stock options granted during the fiscal years ended December 31, 2001, 2000 or 1999. The Company did not grant any restricted stock awards or stock appreciation rights ("SARs") or make any long term incentive plan payouts during the fiscal years ended December 31, 2001, 2000 or 1999.

(3)
Includes bonus payments earned by the Named Officers in the years indicated, for services rendered in such years, which were paid in subsequent years.

(4)
Includes $4,110, $3,710 and $3,340, respectively, in premiums on a term life insurance policy for Mr. Dowdell's benefit for fiscal years ended December 31, 2001, 2000 and 1999; and $7,800, $7,650 and $3,455, respectively, contributed to Mr. Dowdell's account by the Company pursuant to the Company's 401(k) Plan for fiscal years ended December 31, 2001, 2000 and 1999.

(5)
Includes $2,860, $2,610 and $2,370, respectively, in premiums on a term life insurance policy for Mr. Rasmussen's benefit for fiscal years ended December 31, 2001, 2000 and 1999; and $150 contributed to Mr. Rasmussen's account by the Company pursuant to the Company's 401(k) Plan for the fiscal year ended December 31, 2001.

(6)
Includes $2,480, $2,240 and $2,030, respectively, in premiums on a term life insurance policy for Mr. Machala's benefit for fiscal years ended December 31, 2001, 2000 and 1999; and $150 contributed to Mr. Machala's account by the Company pursuant to the Company's 401(k) Plan for the fiscal year ended December 31, 2001.

(7)
Includes $503, $468 and $435, respectively, in premiums on a term life insurance policy for Mr. Muir's benefit for fiscal years ended December 31, 2001, 2000 and 1999; and $7,800, $7,650 and $6,400, respectively, contributed to Mr. Muir's account by the Company pursuant to the Company's 401(k) Plan for fiscal years ended December 31, 2001, 2000 and 1999.

(8)
Includes $335, $330 and $315, respectively, in premiums on a term life insurance policy for Mr. Davis' benefit for fiscal years ended December 31, 2001, 2000 and 1999; and $7,800, $7,650 and $5,446, respectively, contributed to Mr. Davis' account by the Company pursuant to the Company's 401(k) Plan for fiscal years ended December 31, 2001, 2000 and 1999.

Option Grants in the Last Fiscal Year

            The Company did not grant any stock options or stock appreciation rights to the Named Officers during the fiscal year ended December 31, 2001.

Option Exercises and Fiscal Year-End Values

            The following table sets forth information with respect to options to purchase the Company's Common Stock granted under the 1987 Stock Option Plan and the 1997 Stock Option Plan including (i) the number of shares purchased upon exercise of options in 2001, (ii) the net value realized upon such exercise, (iii) the number of unexercised options outstanding at December 31, 2001 and (iv) the value of such unexercised options at December 31, 2001:

			Number of Unexercised Options at December 31, 2001		Value of Unexercised In-the-Money Options at December 31, 2001(1)
	Number of Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable

Rodger B. Dowdell, Jr.	-	-	709,870	545,430	$1,448,006	$764,802
Neil E. Rasmussen	-	-	273,000	193,000	536,168	261,257
Edward W. Machala	45,284	$354,637	267,510	248,886	512,134	420,754
Donald M. Muir	-	-	136,686	176,356	328,860	290,028
Aaron L. Davis	-	-	246,903	168,117	403,180	197,719

(1)
Value is based on the difference between the option exercise price and $14.46, the closing price as quoted on The Nasdaq Stock Market on the last trading day of the fiscal year, multiplied by the number of shares underlying the option.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

            The Company's executive officer compensation policy is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee is comprised of three of the Company's independent, non-employee directors. Pursuant to the authority delegated by the Board of Directors, the Compensation Committee establishes each year the compensation of senior management.

General Compensation Philosophy

            The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and effective leaders. The Company's philosophy is to provide a total compensation opportunity that matches competitive standards for commensurate performance. The compensation policy includes various components of compensation that are intended to align management behaviors and priorities directly with the Company's strategic objectives and to encourage management to act in the best long-term interest of the Company and its shareholders. The Compensation Committee's executive compensation policy is designed to achieve the following objectives: (i) enhance profitability of the Company and shareholder value, (ii) align compensation with the Company's annual and long-term performance goals, (iii) reward above-average long-term corporate performance, (iv) structure executive performance measures to emphasize team achievement, (v) reinforce individual growth in leadership capabilities and contribution over an individual's career, and (vi) encourage long-term retention.

Executive Officer Compensation Policy

            The Company's executive officer compensation policy generally consists of three elements: base salary, annual cash bonus and long-term incentive compensation in the form of stock options.

Cash Compensation

            Annual cash compensation consists of two elements: base salary and annual cash bonus. Each officer is offered a base salary that is commensurate for the role that he or she is performing. In setting the annual cash compensation for Company executive officers (other than the Chief Executive Officer), the Compensation Committee reviews compensation for comparable positions in a group of companies selected by the Compensation Committee for comparison purposes. Most of these companies are engaged in the manufacture and sale of computer hardware, peripherals and components, and are industry peers, competitors, and those successful organizations that the Company wishes to emulate. The Company also compares its compensation practices with other leading companies through reviews of benchmark surveys and proxy data.

            Increases in base salary are based on a periodic review and evaluation of the performance of the operation or function for which the executive has responsibility, and is measured against defined performance criteria. The executive is also reviewed according to his or her competence as an effective leader in the Company, which includes an evaluation of the skills and experience required for the job, coupled with a comparison of these elements with similar elements for other executives both within and outside of the Company.

            The annual cash bonus is tied directly to the attainment of Company financial performance targets approved by the Compensation Committee. The bonus is designed to promote world-class performance by setting incentive thresholds at aggressive levels and by providing highly leveraged award funding on the upside. The ratio of bonus ("variable" pay) to base salary ("fixed" pay) varies significantly across the levels in the organization and reflects the ability of the individual to impact the performance of the Company and to absorb the risk of variable pay. At the executive officer level, the cash bonus is dependent principally on corporate performance, with each bonus subject to review and approval by the Compensation Committee.

            The purpose of the cash bonus is to recognize and reward the contribution of all executives in achieving or exceeding the Company's established goals and objectives. The cash bonus provided for an annual payment based on the weighted average of the Company's annual revenue and net income growth rates over the prior year. The annual cash incentive for 2001 was set at a target of 60% of executive base salary. Corresponding to the level of actual total company revenue and net income growth rate achieved, the cash bonus is calculated as a multiple of base salary, ranging from zero to a maximum of 168%. In 2001, no bonuses were paid to the executive officers.

            The Chief Executive Officer's employment agreement provides that his cash compensation shall be in accordance with standards for chief executive officers of similar size electronics companies. After determining appropriate salary and bonus, then reviewing it against data from peer comparison companies (defined as those with sustained high growth in sales, net income and EPS, with a range of one-half to two times the Company's annual revenues), the Compensation Committee believes the Chief Executive Officer's cash compensation is commensurate with his individual and organizational performance.

Long-term Incentive Compensation

            Incentive compensation in the form of stock options is designed to provide long-term incentives to executive officers (including the Chief Executive Officer) and other employees, to encourage the executive officers and other employees to remain with the Company and to enable optionees to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. The Company's 1997 Stock Option Plan, administered by the Compensation Committee, is the vehicle for the granting of stock options.

            The 1997 Stock Option Plan permits the Compensation Committee to grant stock options to eligible employees, including executive officers. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time. During 2001, the Compensation Committee did not grant any options to the executive officers of the Company.

Tax Considerations

            In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. The Company has considered the limitations on deductions imposed by Section 162(m) of the Code, and it is the Company's present intention, so long as it is consistent with its overall objective, to structure executive compensation to minimize the application of the deduction limitations of Section 162(m) of the Code.

            This report has been submitted by the members of the Compensation Committee.

James D. Gerson
John G. Kassakian
Ervin F. Lyon

Compensation Committee Interlocks and Insider Participation

            Mr. Gerson and Drs. Lyon and Kassakian served as the members of the Compensation and Stock Option Committee during 2001. Prior to 1986, Dr. Lyon was an executive officer of the Company.

EMPLOYMENT CONTRACT AND CHANGE-IN-CONTROL AGREEMENTS

            The Company has entered into an employment agreement with its Chief Executive Officer. The agreement is automatically renewed annually unless either party notifies the other 60 days prior to the renewal date. Pursuant to the agreement, the Company pays the Chief Executive Officer an annual salary and a bonus which are based on the salaries and bonuses paid to Chief Executive Officers of electronics companies having approximately the same revenues as the Company. The Chief Executive Officer is obligated under the agreement not to compete with the Company while he is employed by the Company and for a period of one year thereafter. The Company does not have employment agreements with any other executive officers.

            The Company has also entered into separate Change-In-Control Severance Agreements with Messrs. Dowdell, Rasmussen, Machala, Muir and Davis which are designed to provide an incentive to each executive to remain with the Company leading up to and following a Change in Control. For purposes of the agreements, "Change in Control" means (i) the members of the Board of Directors of the Company at the beginning of any consecutive 24-calendar month period ("Incumbent Directors") cease for any reason other than death to constitute at least a majority of the Board, provided that any director whose election, or nomination for election, was approved by at least a majority of the members of the Board then still in office who were members of the Board at the beginning of the 24-calendar month period shall be deemed to be an Incumbent Director; (ii) any consolidation or merger whereby the stockholders of the Company immediately prior to the consolidation or merger do not, immediately after the consolidation or merger, beneficially own shares representing 50% or more of the combined voting power of the securities of the corporation (or its ultimate parent corporation) issuing cash or securities in the consolidation or merger; (iii) any sale or other transfer of all or substantially all of the assets of the Company to another entity, other than an entity of which at least 50% of the combined voting power is owned by shareholders in substantially the same proportion as their ownership of the Company prior to the transaction, or (iv) any approval by the shareholders of the Company of a plan for liquidation or dissolution of the Company. Upon a Change in Control, all of the executive's unvested stock options automatically vest and become immediately exercisable. In the event of a subsequent termination of the executive's employment for any reason, all of the executive's stock options become exercisable for the lesser of (i) the remaining applicable term of the particular stock option or (ii) three years from the date of termination. The provisions regarding acceleration of vesting upon a Change of Control and extension of the period of exercisability are subject to certain limitations applicable to "incentive stock options" contained in Section 422 of the Internal Revenue Code. If within two years following a Change in Control the executive's employment is terminated (i) by the Company other than for specified cause, death or disability, or (ii) by the executive for specified good reason, the executive shall be entitled to the following: (a) a multiple (the "Multiple") of the executive's annual base salary and the executive's bonus for the preceding year; (b) continued health, life and disability benefits for a period of years equal to the Multiple; (c) outplacement services for up to one year following termination; (d) up to $5,000 of financial planning services; and (e) accrued vacation pay. The Multiple for Messrs. Dowdell and Rasmussen is three and for Messrs. Machala, Muir and Davis is two. If all or any portion of the benefits and payments provided to the executive would constitute an excess parachute payment within the meaning of Section 280G of the Internal Revenue Code resulting in the imposition on the executive of an excise tax, the payments and benefits will be "grossed-up" so as to place the executive in the same after-tax position as if no excise tax had been imposed.

ITEM NO. 3: AMEND THE 1997 STOCK OPTION PLAN

            The 1997 Stock Option Plan was adopted by the Board of Directors in February 1997 and was approved by the Company's shareholders in April 1997. A maximum of 12,000,000 shares of Common Stock were originally reserved for issuance under the 1997 Stock Option Plan upon the exercise of options. At the 1999 Annual Meeting of Shareholders, the shareholders approved an increase in the number of shares of Common Stock authorized for issuance pursuant to the 1997 Stock Option Plan by 12,000,000 shares to 24,000,000 shares. The Board of Directors recommends to the shareholders that they approve a proposed amendment to increase the number of shares authorized for issuance under the 1997 Stock Option Plan from 24,000,000 shares to 33,500,000 shares.

            The Company relies on stock options as an essential part of the compensation packages necessary for the Company to attract and retain experienced officers and employees. The Board believes that the proposed increase in the number of shares available under the 1997 Stock Option Plan is essential to permit the Company to continue to provide long-term, equity-based incentives to present and future key employees. A copy of the 1997 Stock Option Plan as proposed to be amended may be obtained upon written request to the Company's Investor Relations Department. The following paragraphs provide a description of the 1997 Stock Option Plan.

Summary of the 1997 Stock Option Plan

            Purpose.    The purpose of the 1997 Stock Option Plan is to encourage employees of the Company and other individuals who render services to the Company by providing opportunities to purchase stock of the Company pursuant to options granted under the 1997 Stock Option Plan.

            Shares Subject to the 1997 Stock Option Plan.    The Board of Directors has reserved a maximum of 24,000,000 shares of Common Stock for issuance under the 1997 Stock Option Plan and is recommending under this Item No. 3 that the shareholders approve an amendment to increase the number of shares authorized for issuance to 33,500,000 shares.

            Eligibility.    The 1997 Stock Option Plan provides for the grant of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to employees of the Company and the grant of non-qualified stock options ("NQSOs") to employees, consultants, directors and officers of the Company. Currently, approximately 2,270 employees (including directors who are also employees and officers of the Company) of the Company participate in the 1997 Stock Option Plan.

            Administration.    The 1997 Stock Option Plan is administered by the Compensation and Stock Option Committee of the Board of Directors, which currently consists of Mr. Gerson and Drs. Lyon and Kassakian, three independent, non-employee directors of the Company. Subject to the provisions of the 1997 Stock Option Plan, the Compensation Committee has the authority to (i) determine to whom options shall be granted, (ii) determine the time at which options shall be granted, (iii) determine the purchase price of shares subject to each option, (iv) determine whether each option granted shall be an ISO or an NQSO, (v) determine when each option shall become exercisable and the duration of the exercise period, (vi) extend the period during which outstanding options may be exercised and (vii) interpret the 1997 Stock Option Plan and prescribe and rescind rules and regulations relating to it.

            Option Price and Duration.    The Compensation Committee determines the exercise price per share for NQSOs under the 1997 Stock Option Plan, so long as such exercise price is no less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company may be organized. The exercise price per share for each ISO granted under the 1997 Stock Option Plan may not be less than the fair market value on the date of grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the exercise price per share for such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. The aggregate fair market value (determined at the time of grant) of the shares of Common Stock subject to ISOs granted to an employee and which first become exercisable during any calendar year cannot exceed $100,000; any portion of an ISO grant that exceeds such $100,000 limit will be treated for tax purposes as a NQSO. ISOs are not transferable by the option holder except by will or by the laws of descent and distribution. NQSOs are transferable to the extent determined by the Compensation Committee and as set forth in the agreement relating to the grant of any such NQSOs. Each option expires on the date specified by the Compensation Committee, but not more than (i) ten years from the date of grant in the case of options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company.

            Exercisability of Shares.    Options granted under the 1997 Stock Option Plan generally become exercisable over four years in eight semi-annual installments beginning one year from the date such options are granted. An option shall be exercisable in whole or in part by giving written notice to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares.

            Amendment and Termination.    The Board of Directors may from time to time adopt amendments, certain of which are subject to shareholder approval, and may terminate the 1997 Stock Option Plan at any time (although such action shall not affect options previously granted). Generally, no ISO may be exercised more than three months following termination of employment. However, in the event that termination is due to death or disability, the option is exercisable for a maximum of 180 days after such termination. Any shares subject to an option which for any reason expires or terminates unexercised may again be available for future grants under the 1997 Stock Option Plan. No options may be granted under the 1997 Stock Option Plan after February 11, 2007.

            Federal Income Tax Consequences.    The following discussion summarizes certain U.S. federal income tax considerations for persons receiving options under the 1997 Stock Option Plan and certain tax effects on the Company, based upon the provisions of the Code as in effect on the date of this Proxy Statement, current regulations and existing administrative rulings of the IRS. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of these plans:

  Incentive Stock Options:

  1.
  In general, no taxable income results to the optionee upon the grant of an ISO or upon the issuance of shares to him or her upon the exercise of the ISO, and the Company is not entitled to a federal income tax deduction upon either grant or exercise of an ISO.

  2.
  If shares acquired upon exercise of an ISO are not disposed of within (i) two years from the date the ISO was granted or (ii) one year from the date the shares are issued to the optionee pursuant to the ISO exercise (the "Holding Periods"), the difference between the amount realized on any subsequent disposition of the shares and the exercise price will generally be treated as capital gain or loss to the optionee.

  3.
  If shares acquired upon exercise of an ISO are disposed of and the optionee does not satisfy the Holding Periods (a "Disqualifying Disposition"), then in most cases the lesser of (i) any excess of the fair market value of the shares at the time of exercise of the ISO over the exercise price or (ii) the actual gain on disposition will be treated as compensation to the optionee and will be taxed as ordinary income in the year of such disposition.

  4.
  In any year that an optionee recognizes ordinary income on a Disqualifying Disposition of stock acquired by exercising an ISO, the Company generally will be entitled to a corresponding federal income tax deduction.

  5.
  The difference between the amount realized by the optionee as the result of a Disqualifying Disposition and the sum of (i) the exercise price and (ii) the amount of ordinary income recognized under the above rules generally will be treated as capital gain or loss.

  6.
  Capital gain or loss recognized by an optionee on a disposition of shares will be long-term capital gain or loss if the optionee's holding period for the shares exceeds one year.

  7.
  An optionee may be entitled to exercise an ISO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price if the optionee's ISO agreement so provides. If an optionee exercises an ISO in such fashion, special rules will apply.

  8.
  In addition to the tax consequences described above, the exercise of ISOs may result in an "alternative minimum tax" under the Code. The Code provides that an "alternative minimum tax" (at a maximum rate of 28%) will be applied against a taxable base which is equal to "alternative minimum taxable income," generally reduced by a statutory exemption. In general, the amount by which the value of the shares received upon exercise of the ISO exceeds the exercise price is included in the optionee's alternative minimum taxable income. A taxpayer is required to pay the higher of his or her regular tax liability or the alternative minimum tax. A taxpayer who pays alternative minimum tax attributable to the exercise of an ISO may be entitled to a tax credit against his or her regular tax liability in later years.

  9.
  Special rules apply if the shares acquired upon the exercise of an ISO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

  Non-Qualified Options:

  1.
  The optionee generally does not recognize any taxable income upon the grant of a NQSO, and the Company is not entitled to a federal income tax deduction by reason of such grant.

  2.
  The optionee generally will recognize ordinary income at the time of exercise of a NQSO in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price. The Company may be required to withhold income tax on this amount.

  3.
  When the optionee sells the shares acquired upon exercise of a NQSO, he or she generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the sale of the shares and his or her basis in the shares (generally, the exercise price plus the amount taxed to the optionee as ordinary income). If the optionee's holding period for the shares exceeds one year, such gain or loss will be a long-term capital gain or loss.

  4.
  The Company generally should be entitled to a federal income tax deduction when ordinary income is recognized by the optionee.

  5.
  An optionee may be entitled to exercise a NQSO by delivering shares of the Company's Common Stock to the Company in payment of the exercise price. If an optionee exercises a NQSO in such fashion, special rules will apply.

  6.
  Special rules apply if the shares acquired upon the exercise of an NQSO are subject to vesting, or are subject to certain restrictions on resale under federal securities laws applicable to directors, officers or 10% shareholders.

Option Information

            As of March 11, 2002 the Company had approximately 2,270 employees with outstanding option grants under the 1997 Stock Option Plan.

            The following table sets forth as of March 11, 2002, options granted in the aggregate under the 1997 Stock Option Plan to: (i) the Named Officers, (ii) each other person who received five percent of such options, (iii) all executive officers of the Company as a group, (iv) all current directors of the Company who are not executive officers, as a group and (v) all employees, including all current officers who are not executive officers, as a group:

Name	Title	No. of Options Granted(1)

Rodger B. Dowdell, Jr.(2)	Chairman of the Board of Directors, President and Chief Executive Officer	1,255,300
Neil E. Rasmussen	Director, Senior Vice President and Chief Technical Officer	466,000
Emanuel E. Landsman	Director and Vice President	70,900
Edward W. Machala	Senior Vice President, Operations and Chief Operations Officer	533,500
Donald M. Muir	Senior Vice President, Finance and Administration, Treasurer and Chief Financial Officer	405,400
Aaron L. Davis	Vice President, Marketing and Communications	423,400
James D. Gerson	Director	0
Ervin F. Lyon	Director	0
John G. Kassakian	Director	13,643
John F. Keane, Sr.	Director	13,643
All executive officers as a group (7 persons)		3,541,900
All current directors who are not executive officers, as a group		27,286
All employees who are not executive officers, as a group		19,731,395

(1)
Represents the total number of options granted to the person or group in question under the 1997 Stock Option Plan, without taking into account those options which have been exercised, terminated or expired.

(2)
Mr. Dowdell has received five percent or greater of the options granted under the 1997 Stock Option Plan.

            As of March 11, 2001, of the 24,000,000 shares reserved for issuance under the 1997 Stock Option Plan, only 4,453,840 shares were available for new stock option grants. If the increase in the number of shares authorized for issuance under the 1997 Stock Option Plan is not approved, the Company may be unable to continue to provide suitable long-term equity based incentives to present and future employees. If the proposed amendment to the 1997 Stock Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 24,000,000 to 33,500,000 is not approved by the shareholders, the Corporation will not grant stock options, awards or rights to make direct purchases of stock under the 1997 Stock Option Plan in excess of that number of shares of Common Stock remaining available under the existing 1997 Stock Option Plan. The Corporation has not at the present time determined who will receive the shares of Common Stock that will be authorized for issuance under the 1997 Stock Option Plan if the proposed amendment to the 1997 Stock Option Plan is approved.

            Approval of the amendment will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS BELIEVES THAT AMENDING THE 1997 STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE FROM 24,000,000 SHARES TO 33,500,000 SHARES IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM NO. 4: SHAREHOLDER PROPOSAL REGARDING COMPOSITION OF THE BOARD OF DIRECTORS

            The following supporting statement and shareholder proposal have been co-submitted by Connecticut Retirement Plans & Trust Funds, 55 Elm Street, Hartford, Connecticut, the beneficial owner of 498,800 shares of the Company's Common Stock, and Phyllis Wiener, c/o 2435 SW 5th Avenue, Portland, Oregon, the beneficial owner of 3,060 shares of the Company's Common Stock:

WHEREAS: Employees, customers, and stockholders have a greater diversity of backgrounds than ever before in our nation's history. We believe that the Board of Directors of major corporations should be drawn from the broadest pool of talent and expertise. We also believe that Board diversity enhances business performance by enabling a company to respond effectively to the needs of its customers worldwide.

As investors in American Power Conversion Corporation (APCC), we believe that supporting diversity should be reflected from entry-level jobs to our Board. At the moment our Board is composed of all white men. This is contrary to many leading companies. A report by the Investor Responsibility Research Center (IRRC) states that among the S&P 1500 companies, the proportion of female directors continues to rise—from 8.9% in 1998 to 9.8% in 2000 and the number of minority directorships rose from 6.9% in 1998 to 7.4% in 2000.

A 1998 American Management Association report states that organizations with diversity among senior executives and their board have better sales performance than those companies with only white male executives. In addition, the Department of Labor's 1995 Glass Ceiling Commission ("Good for Business: Making Full Use of the Nation's Human Capital") reported that diversity and inclusiveness in the workplace positively impact the bottom line.

If we are to be prepared for the 21st Century, we must learn how to compete in an increasingly diverse global marketplace, by promoting and selecting the best qualified people regardless of race, gender or physical challenge. SunOil's CEO Robert Campbell stated (Wall Street Journal, 8/12/96): "Often what a woman or minority person can bring to the board is some perspective a company has not had before—-adding some modern-day reality to the deliberation process. Those perspectives are great of value, and often missing from an all-white, male gathering. They can also be inspirational to the company's diverse workforce."

A growing proportion of stockholders attach value to board inclusiveness, since the board is responsible for representing shareholder interests. The Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF), the largest U.S. institutional investor, has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex, age, and race."

RESOLVED: The Shareholders of APCC request that:

1.
The Board Of Directors make a greater effort to locate qualified women and persons of color as candidates for nomination to the board.

2.
The Board issue a public statement committing the company to a policy of board inclusiveness, with a program of steps to be taken and a timeline during which the company is expected to move in that direction.

3.
The company provide to shareholders, at reasonable expense, a report by September 2002, which includes a description of:

            a.    Efforts to encourage diversified representation on the board

            b.    Criteria for board qualification

            c.    The process of selecting board nominees, and board committee members

Board of Directors Opposition to Shareholder Proposal

            The Board of Directors continues to believe this proposal does not serve the best interests of the Company or its shareholders and recommends a vote AGAINST it. A substantively identical proposal was submitted for consideration by the Company's shareholders at each of the last two Annual Meetings of Shareholders. Both times the proposal was defeated by substantially more than a majority of shareholders who voted on the issue, with the margin of defeat growing in the most recent year. Shareholder opinion has been clear on this issue. Shareholders have voted on this proposal twice and both times their vote strongly supported management's recommendation that the proposal was not in the best interests of the Company or its shareholders.

            The Company agrees with the merits of pursuing and developing a diverse work force and as a global company APC benefits from having employees of all backgrounds throughout the organization. We seek to employ individuals based on relevant job criteria regardless of race, creed, color, gender, age, religion, national origin, sexual orientation or physical limitations. For Board membership we seek to select and recommend the best-qualified candidates based on relevant business experience, expertise, abilities and the desire and time to commit to a dynamic and fast moving Board such as ours. We do so without regard to race, creed, color, gender, age, religion, national origin, sexual orientation or physical limitations.

            The track record of APC's Board is undeniable. APC is clearly ranked at the top of its industry, as well as among the best companies in the U.S. and the world. The Board has been instrumental in these achievements and as shareholders or option holders themselves they have a vested interest in the Company. Growing from a start-up with virtually no revenues or profits, APC has been profitable every quarter since going public and has grown its revenues to rank among the largest firms in the world. The Company is in the Fortune "1000" ranking of America's largest companies, the prestigious S&P 500 index, the Financial Times "500" listing of the top US companies and the Forbes "Platinum 400" listing of "The Best Big Companies in America."

            The proposal, as it is put forward, would unduly burden the Board and the Company with requirements that are overly restrictive, would limit the Company in its selection of qualified Board members, would result in incremental costs and the consumption of Company resources without corresponding benefit to the Company and would, therefore, be detrimental to the best interests of the Company and its shareholders.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM NO. 5: SHAREHOLDER PROPOSAL REGARDING AUDITOR INDEPENDENCE

            The following supporting statement and shareholder proposal have been submitted by the Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, Massachusetts, the beneficial owner of 1,300 shares of the Company's Common Stock:

Resolved, that the shareholders of American Power Conversion Corporation ("Company") request that the Board of Directors adopt a policy stating that the public accounting firm retained by our Company to provide audit services, or any affiliated company, should not also be retained to provide non-audit services to our Company.

Statement of Support: The role of independent auditors in ensuring the integrity of the financial statements of public corporations is fundamentally important to the efficient and effective operation of the financial markets. The U.S. Securities and Exchange Commission recently stated:

    Independent auditors have an important public trust. Investors must be able to rely on issuers' financial statements. It is the auditor's opinion that furnishes investors with critical assurance that the financial statements have been subjected to a rigorous examination by an objective, impartial, and skilled professional, and that investors, therefore, can rely on them. If investors do not believe that an auditor is independent of a company, they will derive little confidence from the auditor's opinion and will be far less likely to invest in that public company's securities. (Division of Corporate Finance, Staff Legal Bulletin #14, 7/13/01) ("Bulletin #14")

It is critically important to the integrity of the auditing process and the confidence of investors that those firms performing audits for public corporations avoid business relationships that might compromise their independence or raise the perception of compromised judgment. At the heart of the challenge to auditor independence is the growing level of business and financial relationships developing between audit firms and their clients. Bulletin #14 identifies these growing business relationships that threaten auditor independence.

    Accounting firms have woven an increasingly complex web of business and financial relationships with their audit clients. The nature of the non-audit services that accounting firms provide to their audit clients has changed, and the revenues from these services have dramatically increased.

The growth of non-audit revenues represents a trend that has been accelerating dramatically in the last several years, with non-audit fees for consulting or advisory services exceeding audit fees at many companies. Our Company is in the category of companies that pays its audit firm more for non-audit advisory services than it does for audit services. The Company's most recent proxy statement indicated that KPMG, LLP billed $815,540 for audit services, while it billed $4,191,151 for non-audit services rendered during the fiscal year ended December 31, 2000.

We believe that this financial "web of business and financial relationships" may at a minimum create the perception of a conflict of interest that could result in a lack of owner and investor confidence in the integrity of the Company's financial statements. As long-term shareowners, we believe that the best means of addressing this issue is to prohibit any audit firm retained by our Company to perform audit services from receiving payment for any non-audit services performed by the firm. We urge your support for this resolution designed to protect the integrity of the Company's auditing and financial reporting processes.

Board of Directors Opposition to Shareholder Proposal

            The Board recommends a vote AGAINST the shareholder Proposal ("Proposal") based on the adoption by the Company's Board of Directors of a policy ("Policy") that satisfies the essential goals of the Proposal and also clarifies the Proposal. As explained in the Report of the Audit Committee included elsewhere in this Proxy Statement, the Policy adopted by the Board states that the public accounting firm retained by the Company to provide external audit and audit-related services may not also be retained to provide non-audit services, including internal audit services, in the same fiscal year.

            The Board understands how important auditor independence is in ensuring the integrity of the Company's financial reporting as well as in instilling shareholder confidence in the Company's accounting and financial reporting system. For that reason, the Board implemented the Policy, which makes clear the Company's position on the three categories of services at issue: (i) the financial audit; (ii) audit-related services; and (iii) non-audit services. Under the Policy, the Company's auditors are prohibited from providing non-audit services, but may be engaged to perform both the financial audit of the Company and also audit-related services.

            In contrast, the Proposal explicitly prohibits the firm providing "audit services" from rendering "non-audit services", without addressing the treatment of "audit-related services". The Board's Policy makes it clear that the Company's auditing firm may be engaged to provide both the financial audit and audit-related services. From the Board's perspective, audit-related services may include services such as the audit of financial statements of employee benefit plans, the audit of businesses to be acquired or sold, review of SEC filings and registration statements and other services closely linked to the audit. The Board believes that the provision of audit-related services of this type by the Company's auditing firm does not compromise the auditor's independence and believes the Company may benefit from the efficient use of resources when information and experience developed during the audit can be leveraged while performing such services.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

ITEM NO. 6: SHAREHOLDER PROPOSAL REGARDING DIRECTOR INDEPENDENCE

            The following supporting statement and shareholder proposal have been submitted by College Retirement Equities Fund, 730 Third Avenue, New York, New York, the beneficial owner of 1,084,048 shares of the Company's Common Stock:

WHEREAS, we believe that the Board of Directors has fundamental responsibility to foster the Company's long-term success, to enhance shareholder value, and to represent the interests of all shareholders;

WHEREAS, to best fulfill these responsibilities, a substantial majority of the Board—and all members of the audit, compensation and nominating committees of the Board—should be "independent directors," who are not present or former employees of the Company and, other than stock ownership, have no significant personal or financial ties to the Company or management that in fact or appearance could compromise directors' objectivity or loyalty to the shareholders;

RESOLVED, shareholders request that the Board adopt, and communicate to shareholders, a policy to nominate director candidates such that, if elected, a substantial majority of directors would be independent, and if sufficient independent directors are elected, to appoint entirely independent audit, compensation and governance/nominating committees.

SUPPORTING STATEMENT

The Company appears to us to be committed to meeting regulatory and stock exchange requirements that apply to board membership, and going no further. There had been no change in the composition of the Board between 1988 and 2001, when new stock exchange audit committee requirements came into force, and when the Board named two new directors. The Board appointed the new directors within two weeks after the annual meeting, rather than presenting them to the shareholders in the proxy statement so that they might be considered and elected or not elected by the shareholders.

Even with the 2001 changes, the Board still does not have an independent majority, in our view, since three of the Board's seven directors are employees, and a fourth is the founding Chairman. The Board has no nominating committee, and the audit and compensation committees do not meet the standard of independence articulated in this resolution. This appears to us to be a case of technically competent founders and top management seeking to dominate the governance of the company, while obtaining financing from, and extending ownership to, public shareholders. Although interests of founders and management may initially coincide with those of public investors, the time to provide for diverse perspective and independent governance is before major problems occur and make the need for board independence clear after the fact.

We believe that a board with a substantial and clear majority of independent directors—and all independent audit, compensation and nominating committees—is an essential component of an effective corporate governance system. An independent board can best represent all shareholders and inspire shareholder confidence in the quality and impartiality of its decision-making processes and the decisions themselves, as well as avoid the appearance of conflicts of interest. We acknowledge the importance of management perspective to board or committee deliberations, but believe key management executives can take active part in board discussions without being board members.

We urge shareholders to vote for this resolution, sending a message that board independence is critical to investor confidence in the quality of corporate governance.

Board of Directors Opposition to Shareholder Proposal

            The Board recommends a vote AGAINST the shareholder Proposal ("Proposal") based on the adoption by the Company's Board of Directors of a policy ("Policy") that it believes improves upon the vague and imprecise language of the Proposal while at the same time satisfying the underlying goals of the Proposal. The Policy adopted by the Board is as follows:

    The Board of Directors will nominate candidates for the Board of Directors such that, if elected, a majority of directors would be independent directors as defined in the next sentence, and, if sufficient independent directors are elected, will appoint only independent directors to serve on the committees of the Board of Directors. For purposes of this policy, "independent director" will mean a director who (i) has not within the prior five years been an employee of the Corporation or of any of its affiliates, (ii) has not accepted from the Corporation or any of its affiliates more than $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation, (iii) is not an immediate family member of an individual who is or was an executive officer of the Corporation or of any of its affiliates within the last five years (with "immediate family member" meaning a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, and anyone who resides in such person's home), (iv) is not a partner, controlling shareholder or executive officer of any for-profit business organization to which the Corporation made, or from which the Corporation received, payments within the last five years (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, or (v) is not employed as an executive of another entity if any of the Corporation's executives serve on that entity's compensation committee.

The Policy adopted by the Company's Board:

  •
  Demonstrates the Company's commitment to having a majority of the Board nominees be independent directors;

  •
  Establishes a precise definition of what constitutes a majority of independent directors on the Board;

  •
  Ensures that Board committees are comprised wholly of independent members; and

  •
  Establishes a clear definition of "independent director".

            The Proposal is vague and imprecise in that it requires a "substantial majority" of Board nominees to be independent, without offering a definition of "substantial". It is possible that the Board will define "substantial majority" differently than voting shareholders, thereby exposing the Company to time- and resource-consuming future challenges concerning whether or not the Board has the proper number of independent nominees. The Board's Policy clarifies this issue by requiring that the Board nominate candidates so that if elected a "majority" of the Board will be independent.

            The Proposal is also vague and imprecise in that it defines an "independent director" as one who has "no significant personal or financial ties to the Company or management". Much like with the concept of "substantial majority", the proponent offers no definition or explanation of this concept so the Company will never know with surety if this requirement has been met.

            The Board's Policy resolves this ambiguity by clearly outlining what type of factors and relationships disqualify a potential Board nominee due to lack of independence. APC's policy is based on the standard's set by The Nasdaq Stock Exchange, its listing exchange. The Board has exceeded the Nasdaq requirement by increasing from three years to five years the time horizon for disqualifying independence events, including the period of time prior to election that a Board member may not have been an employee of the Company or any of its affiliates.

            The Company's actions and the adoption of the aforementioned Policy clearly illustrate that the Company and its Board support operating a Board comprised of a majority of independent directors with fully independent committees. In fact, the Board is currently comprised of a majority of independent directors and all of its Board committee members are independent. The Policy adopted by the Board ensures this independence going forward.

THE BOARD OF DIRECTORS BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

PERFORMANCE GRAPH

            The following graph illustrates a five-year comparison of cumulative total shareholder return among the Company, the University of Chicago's Center for Research in Security Prices ("CRSP") Index for The Nasdaq Stock Market and the CRSP Index for Nasdaq Electronic Components Stocks (SIC 367, a peer group index which includes electronic components companies). The comparison assumes $100 was invested on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends, if any.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
THE NASDAQ STOCK MARKET AND NASDAQ ELECTRONIC COMPONENTS STOCKS

	1996	1997	1998	1999	2000	2001

Broad Market Index(1)	$100.00	$122.50	$172.70	$320.90	$193.00	$153.10
Peer Group Index(2)	100.00	104.80	162.00	301.20	247.50	168.70
APC	100.00	86.70	177.80	193.60	90.80	106.10

    (1) CRSP Index for Nasdaq Stock Market
    (2) CRSP Index for Nasdaq Electronic Components Stocks

INDEPENDENT ACCOUNTANTS

            The Company has again retained KPMG LLP ("KPMG") as its independent auditors for the fiscal year ending December 31, 2002. A representative of KPMG will be at the Meeting and will be given the opportunity to make a statement if so desired and will be available to respond to appropriate questions from the shareholders.

Audit Fees

            The aggregate fees billed for professional services rendered by KPMG for the audit of the Company's financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year ended December 31, 2001 were $901,246.

Financial Information Systems Design and Implementation Fees

            The aggregate fees billed for professional services rendered by KPMG for financial information systems design and implementation during the fiscal year ended December 31, 2001, were $708,570, principally consisting of consulting and assistance related to the upgrade of the Company's enterprise resource planning system, which services were rendered before KPMG's consulting business was spun off into a non-affiliated, independent entity in February 2001.

All Other Fees

            The aggregate fees billed for all other services rendered by KPMG during the fiscal year ended December 31, 2001, exclusive of those services described above, were $800,624, of which (i) $553,779 is attributable to audit-related services, including statutory audits of foreign subsidiaries, benefit plan audits, acquisition due diligence and accounting advice, (ii) $73,969 is attributable to foreign income tax advice, and (iii) $172,876 is attributable to non-audit services and information technology consulting services which were rendered before KPMG's consulting business was spun off into a non-affiliated, independent entity in February 2001.

            The Audit Committee of the Board of Directors has considered whether KPMG's provision of services, other than services rendered in connection with the audit or review of the Company's financial statements, is compatible with maintaining KPMG's independence.

REPORT OF THE AUDIT COMMITTEE

            The Audit Committee of the Board of Directors is composed of three non-employee directors, each of whom is an "independent director" under the rules of The Nasdaq Stock Market. The Audit Committee operates under a written charter adopted by the Board of Directors.

            In the first quarter of 2002, the Audit Committee approved, and the Board ratified, a policy stating that the public accounting firm retained by the Company to provide external audit and audit-related services may not also be retained to provide non-audit services, including internal audit services, in the same fiscal year.

            The Audit Committee has reviewed and discussed the Company's audited financial statements with management. The Audit committee has discussed with KPMG, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG matters relating to its independence from the Company.

            Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

            This report has been submitted by the members of the Audit Committee.

James D. Gerson
John F. Keane, Sr.
Ervin F. Lyon

SECTION 16 REQUIREMENTS

            Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

            Based solely on its review of the copies of such forms received by it with respect to fiscal 2001, or written representations from certain reporting persons, the Company believes that all of its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities complied with all filing requirements applicable to them with respect to transactions during 2001, except that Mr. Dowdell filed a late

Form 4 which reported three transactions for May 2001, Mr. Rasmussen filed a late Form 4 which reported two transactions for June 2001 and Mr. Muir filed a late Form 4 which reported sixteen transactions for May 2001.

SHAREHOLDER PROPOSALS

            The deadline for submission of proposals by shareholders pursuant to Rule 14a-8 issued under the Exchange Act, which are intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of shareholders of the Company, is December 30, 2002. The deadline for submission of proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Company (which are not otherwise submitted for inclusion in the proxy statement in accordance with the preceding sentence) is March 16, 2003. In submitting such proposals, shareholders must comply with the requirements set forth in both the Amended and Restated By-Laws of the Company and in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

EXPENSES AND SOLICITATION

            The cost of solicitation of proxies will be borne by the Company. In addition to soliciting shareholders by mail or by its regular employees, the Company may request banks and brokers to solicit their customers who have stock of the Company registered in the name of a nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company, none of whom will receive additional compensation therefor, may also be made of some shareholders in person or by mail, telephone or telegram, following the original solicitation. The Company has retained Morrow & Co. Incorporated to assist in the solicitation of proxies, and will pay this company a fee of approximately $8,500 plus expenses.

DIRECTIONS TO APC'S ANNUAL SHAREHOLDER MEETING

            The meeting will take place on Tuesday, June 11, 2002 at 10:00 a.m., local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts 01757 (Tel: 508-478-7010)

From Logan Airport and Points East:
Follow airport directions to the Sumner Tunnel to I-93 South
Take I-90 (Massachusetts Turnpike) West to Exit 11A (I-495 South)
Take I- 495 South to Exit 19 (Milford/Medway Route 109) and take a right at the end of the ramp and a right at the first light onto Beaver Street. The hotel is 1/4 mile on the left.

From T.F. Green Airport and Points South:
Take I-95 North to I-495 North. Continue on I-495 to Exit 19. At the bottom of the ramp, make a left onto Route 109 West. At the first light make a right onto Beaver Street. The hotel is 1/4 mile on the left.

From Points West:
Connect To I-90 (Massachusetts Turnpike) East to Exit 11A to I-495 South to Exit 19.
Take a right at the end of the ramp and a right at the first light onto Beaver Street. The hotel is 1/4 mile on the left.

From Points North:
Take I-95 South to I-495 South. Follow I-495 to exit 19. At end of ramp take right and at the first light take a right onto Beaver Street. The hotel is 1/4 mile on the left.

            Upon arrival please proceed through the main entrance. The Regency Room will open to shareholders at 9:00 a.m. Please allow adequate time to find parking, complete any check-in and to be seated prior to the 10:00 a.m. starting time.

            Please be aware that seating may be limited. Please bring valid picture identification, such as a driver's license or passport. You may be required to provide this upon entry to the meeting. Shareholders holding stock in brokerage accounts ("street name" holders) will also need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, cell phones, recording devices and other electronic devices will not be permitted at the meeting.

Part # 996-2537A APOCM-PS-02

AMERICAN POWER CONVERSION CORPORATION

Amended and Restated 1997 STOCK OPTION PLAN

            1.    Purpose.    The purpose of this Amended and Restated 1997 Stock Option Plan (the"Plan") is to encourage employees of American Power Conversion Corporation (the "Company") and of any present or future parent or subsidiary of the Company (collectively, "Related Corporations"), and other individuals who render services to the Company or a Related Corporation, by providing opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not qualify as ISOs ("Non-Qualified Options"). Both ISOs and Non-Qualified Options are referred to hereafter individually as an "Option" and collectively as "Options." As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code.

            2.    Administration of the Plan.

                A.    Board or Committee Administration.    The Plan shall be administered by the Board of Directors of the Company (the "Board") or, subject to paragraph 2(D) (relating to compliance with Section 162(m) of the Code), by a committee appointed by the Board (the "Committee"). Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to ratification of the grant or authorization of each Option by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine to whom (from among the class of employees eligible under paragraph 3 to receive ISOs) ISOs shall be granted, and to whom (from among the class of individuals and entities eligible under paragraph 3 to receive Non-Qualified Options) Non-Qualified Options may be granted; (ii) determine the time or times at which Options shall be granted; (iii) determine the exercise price of shares subject to each Option, which price shall not be less than the minimum price specified in paragraph 6; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each Option shall become exercisable and the duration of the exercise period; (vi) extend the period during which outstanding Options may be exercised; (vii) determine whether restrictions such as repurchase options are to be imposed on shares subject to Options and the nature of such restrictions, if any; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Option granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem advisable. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

                B.    Committee Actions.    The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum and acts by a majority of the members of the Committee at a meeting at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee (if consistent with applicable state law), shall constitute the valid acts of the Committee. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

                C.    Grant of Options to Board Members.    Options may be granted to members of the Board. All grants of Options to members of the Board shall in all respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who either (i) are eligible to receive grants of Options pursuant to the Plan or (ii) have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting to himself or herself of Options, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to such member of Options.

                D.    Performance-Based Compensation.    The Board, in its discretion, may take such action as may be necessary to ensure that Options granted under the Plan qualify as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and applicable regulations promulgated thereunder ("Performance-Based Compensation"). Such action may include, in the Board's discretion, some or all of the following (i) if the Board determines that Options granted under the Plan generally shall constitute Performance-Based Compensation, the Plan shall be administered, to the extent required for such Options to constitute Performance-Based Compensation, by a Committee consisting solely of two or more "outside directors" (as defined in applicable regulations promulgated under Section 162(m) of the Code), (ii) if any Non-Qualified Options with an exercise price less than the fair market value per share of Common Stock are granted under the Plan and the Board determines that such Options should constitute Performance-Based Compensation, such options shall be made exercisable only upon the attainment of a pre-established, objective performance goal established by the Committee, and such grant shall be submitted for, and shall be contingent upon shareholder approval and (iii) Options granted under the Plan may be subject to such other terms and conditions as are necessary for compensation recognized in connection with the exercise or disposition of such Option or the disposition of Common Stock acquired pursuant to such Option, to constitute Performance-Based Compensation.

            3.    Eligible Employees and Others.    ISOs may be granted only to employees of the Company or any Related Corporation. Non-Qualified Options may be granted to any employee, officer or director (whether or not also an employee) or consultant of the Company or any Related Corporation. The Committee may take into consideration a recipient's individual circumstances in determining whether to grant an ISO or a Non-Qualified Option. The granting of any Option to any individual or entity shall neither entitle that individual or entity to, nor disqualify such individual or entity from, participation in any other grant of Options.

            4.    Stock.    The stock subject to Options shall be authorized but unissued shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), or shares of Common Stock reacquired by the Company in any manner. The aggregate number of shares which may be issued pursuant to the Plan is 24,000,000, subject to adjustment as provided in paragraph 13. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall again be available for grants of Options under the Plan.

            No employee of the Company or any Related Corporation may be granted Options to acquire, in the aggregate, more than 8,400,000 of the shares of Common Stock under the Plan during any fiscal year of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part or shall be repurchased by the Company, the shares subject to such Option shall be included in the determination of the aggregate number of shares of Common Stock deemed to have been granted to such employee under the Plan.

            5.    Granting of Options.    Options may be granted under the Plan at any time after February 12, 1997 and prior to February 12, 2007. The date of grant of an Option under the Plan will be the date specified by the Committee at the time it grants the Option; provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.

            6.    Minimum Option Price; ISO Limitations.

                A.    Price for Non-Qualified Options.    Subject to Paragraph 2(D) (relating to compliance with Section 162(m) of the Code), the exercise price per share specified in the agreement relating to each Non-Qualified Option granted under the Plan may be less than the fair market value of the Common Stock of the Company on the date of grant; provided that in no event shall such exercise price be less than the minimum legal consideration required therefor under the laws of any jurisdiction in which the Company or its successors in interest may be organized.

                B.    Price for ISOs.    The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant. In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply.

                C.    $100,000 Annual Limitation on ISO Vesting.    Each eligible employee may be granted Options treated as ISOs only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any Related Corporation, ISOs do not become exercisable for the first time by such employee during any calendar year with respect to stock having a fair market value (determined at the time the ISOs were granted) in excess of $100,000. The Company intends to designate any Options granted in excess of such limitation as Non-Qualified Options, and the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Option that are ISOs.

                D.    Determination of Fair Market Value.    If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the date of grant or, if the prices or quotes discussed in this sentence are unavailable for such date, the last business day for which such prices or quotes are available prior to the date of grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Common Stock is not publicly traded at the time an Option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length.

            7.    Option Duration.    Subject to earlier termination as provided in paragraphs 9 and 10 or in the agreement relating to such Option, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant in the case of Options generally and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Corporation, as determined under paragraph 6(B). Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 16.

            8.    Exercise of Option.    Subject to the provisions of paragraphs 9 through 12, each Option granted under the Plan shall be exercisable as follows:

                A.    Vesting.    The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

                B.    Full Vesting of Installments.    Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

                C.    Partial Exercise.    Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

                D.    Acceleration of Vesting.    The Committee shall have the right to accelerate the date on which any installment of any Option becomes exercisable; provided that the Committee shall not, without the consent of an optionee, accelerate the permitted exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph 16) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in paragraph 6(C).

            9.    Termination of Employment.    Unless otherwise specified in the agreement relating to such ISO, if an ISO optionee ceases to be employed by the Company and all Related Corporations other than by reason of death or disability as defined in paragraph 10, no further installments of his or her ISOs shall become exercisable, and his or her ISOs shall terminate on the earlier of (a) the passage of three months after the date of termination of his or her employment, or (b) expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 16. For purposes of this paragraph 9, employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute or by contract. A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under this paragraph 9, provided that such written approval contractually obligates the Company or any Related Corporation to continue the employment of the optionee after the approved period of absence. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Corporations, so long as the optionee continues to be an employee of the Company or any Related Corporation. Nothing in the Plan shall be deemed to give any optionee the right to be retained in employment or other service by the Company or any Related Corporation for any period of time.

            10.    Death; Disability.

                A.    Death.    If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her death, any ISO owned by such optionee may be exercised, to the extent otherwise exercisable on the date of death, by the estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the optionee's death.

                B.    Disability.    If an ISO optionee ceases to be employed by the Company and all Related Corporations by reason of his or her disability, such optionee shall have the right to exercise any ISO held by him or her on the date of termination of employment, to the extent of the number of shares with respect to which he or she could have exercised it on that date, until the earlier of (i) the specified expiration date of the ISO or (ii) 180 days from the date of the termination of the optionee's employment. For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or any successor statute.

            11.    Assignability.    No ISO shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution, and during the lifetime of an optionee each Option shall be exercisable only by such optionee. Non-Qualified Options shall be transferable to the extent set forth in the agreement relating thereto.

            12.    Terms and Conditions of Options.    Options shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve. Such instruments shall conform to the terms and conditions set forth in paragraphs 6 through 11 hereof and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options. The Committee may specify that any Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

            13.    Adjustments.    Upon the occurrence of any of the following events, an optionee's rights with respect to Options granted to such optionee hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the optionee and the Company relating to such Option:

                A.    Stock Dividends and Stock Splits.    If the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

                B.    Consolidations or Mergers.    If the Company is to be consolidated with or acquired by another entity in a merger or other reorganization in which the holders of the outstanding voting stock of the Company immediately preceding the consummation of such event, shall, immediately following such event, hold, as a group, less than a majority of the voting securities of the surviving or successor entity, or in the event of a sale of all or substantially all of the Company's assets or otherwise (each, an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the shares then subject to such Options either (a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Successor Board deems appropriate, the fair market value of which shall not materially exceed the fair market value of the shares of Common Stock subject to such Options immediately preceding the Acquisition; or (ii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition, within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such Options (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

                C.    Recapitalization or Reorganization.    In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such Option prior to such recapitalization or reorganization.

                D.    Modification of ISOs.    Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs A, B or C with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

                E.    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

                F.    Issuances of Securities.    Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

                G.    Fractional Shares.    No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

                H.    Adjustments.    Upon the happening of any of the events described in subparagraphs A, B or C above, the class and aggregate number of shares set forth in paragraph 4 hereof that are subject to Options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.

            14.    Means of Exercising Options.    An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address, or to such transfer agent as the Company shall designate. Such notice shall identify the Option being exercised and specify the number of shares as to which such Option is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise to the cash exercise price of the Option, (c) at the discretion of the Committee, by delivery of the optionee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the

Code, (d) at the discretion of the Committee and consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) and (d) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c), (d) or (e) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of an Option shall not have the rights of a shareholder with respect to the shares covered by his Option until the date of issuance of a stock certificate to such holder for such shares. Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

            15.    Term and Amendment of Plan.    This Plan was adopted by the Board on February 12, 1997 and approved by the stockholders of the Company on April 21, 1997 at the 1997 Meeting of Stockholders and amended with approval of the stockholders of the Company on May 7, 1999 at the 1999 Meeting of Stockholders. The Plan shall expire at the end of the day on February 12, 2007 (except as to Options outstanding on that date). Subject to the provisions of paragraph 5 above, Options may be granted under the Plan prior to the date of stockholder approval of the Plan. The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of ISOs may not be modified; (c) the provisions of paragraph 6(B) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13) and (d) the expiration date of the Plan may not be extended. Except as otherwise provided in this paragraph 15, in no event may action of the Board or stockholders alter or impair the rights of an optionee, without such optionee's consent, under any Option previously granted to such optionee.

            16.    Conversion of ISOs into Non-Qualified Options.    Subject to paragraph 13(D), without the prior written consent of the holder of an ISO, the Committee shall not alter the terms of such ISO (including the means of exercising such ISO) if such alteration would constitute a modification (within the meaning of Section 424(h)(3) of the Code). The Committee, at the written request or with the written consent of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Corporation at the time of such conversion. Such actions may include, but shall not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such ISOs. At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. Upon the taking of such action the Company shall issue separate certificates to the optionee with respect to Options that are Non-Qualified Options and Options that are ISOs.

            17.    Application Of Funds.    The proceeds received by the Company from the sale of shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

            18.    Notice to Company of Disqualifying Disposition.    By accepting an ISO granted under the Plan, each optionee agrees to notify the Company in writing immediately after such optionee makes a Disqualifying Disposition (as described in Sections 421, 422 and 424 of the Code and regulations thereunder) of any stock acquired pursuant to the exercise of ISOs granted under the Plan. A Disqualifying Disposition is generally any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

            19.    Withholding of Additional Income Taxes.    Upon the exercise of a Non-Qualified Option, the transfer of a Non-Qualified Stock Option pursuant to an arm's length transaction, the making of a Disqualifying Disposition (as defined in paragraph 18), the vesting or transfer of restricted stock or securities acquired on the exercise of a Option hereunder, or the making of a distribution or other payment with respect to such stock or securities, the Company may withhold taxes in respect of amounts that constitute compensation includible in gross income. The Committee in its discretion may condition (i) the exercise of an Option (ii) the transfer of a Non-Qualified Stock Option, or (iii) the vesting or transferability of restricted stock or securities acquired by exercising an Option, on the optionee's making satisfactory arrangement for such withholding. Such arrangement may include payment by the optionee in cash or by check of the amount of the withholding taxes or, at the discretion of the Committee, by the optionee's delivery of previously held shares of Common Stock or the withholding from the shares of Common Stock otherwise deliverable upon exercise of a Option shares having an aggregate fair market value equal to the amount of such withholding taxes.

            20.    Governmental Regulation.    The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

            Government regulations may impose reporting or other obligations on the Company with respect to the Plan. For example, the Company may be required to send tax information statements to employees and former employees that exercise ISOs under the Plan, and the Company may be required to file tax information returns reporting the income received by optionees in connection with the Plan.

            21.    Governing Law.    The validity and construction of the Plan and the instruments evidencing Options shall be governed by the laws of The Commonwealth of Massachusetts, or the laws of any jurisdiction in which the Company or its successors in interest may be organized.

PROXY

AMERICAN POWER CONVERSION CORPORATION

Proxy for Annual Meeting of Shareholders

June 11, 2002

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Rodger B. Dowdell, Jr. and Emanuel E. Landsman, and each of them, proxies, with full power of substitution, to vote all shares of stock of American Power Conversion Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, June 11, 2002, at 10:00 a.m. local time, in The Regency Room at the Radisson Hotel Milford, located at 11 Beaver Street, Milford, Massachusetts, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 29, 2002, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder giving a proxy has the right to revoke it by written notice to the Clerk of the Company at any time before it is exercised or by delivering a later executed proxy to the Clerk of the Company at any time before the original proxy is exercised.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

__________________
SEE REVERSE SIDE
__________________

☒ Please mark votes as in this example.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" ITEMS 1, 2 AND 3 AND "AGAINST" ITEMS 4, 5 AND 6.

__________________
 The Board of Directors recommends a vote
"FOR" Items 1, 2 and 3
__________________

1.	To fix the number of directors at seven.	FOR	AGAINST	ABSTAIN
		☐	☐	☐
2.	To elect the Board of Directors for the ensuing year:
Nominees: Rodger B. Dowdell, Jr., Emanuel E. Landsman, Neil E. Rasmussen, Ervin F. Lyon, James D. Gerson, John G. Kassakian and John F. Keane, Sr.
		FOR	WITHHELD
		☐	☐
☐_________________________________ For all nominees except as noted above
3.
To consider and approve an amendment of the Company's 1997 Stock Option Plan to increase the aggregate number of shares of Common Stock authorized for issuance under the 1997 Stock Option Plan from 24,000,000 shares to 33,500,000 shares.
		FOR	AGAINST	ABSTAIN
		☐	☐	☐

__________________
 The Board of Directors recommends a vote
"AGAINST" Items 4, 5 and 6
__________________

4.	To consider and act upon a shareholder proposal regarding the composition of the Company's Board of Directors.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
5.	To consider and act upon a shareholder proposal regarding auditor independence.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
6.	To consider and act upon a shareholder proposal regarding director independence.
	FOR	AGAINST	ABSTAIN
	☐	☐	☐
☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING
☐	MARK HERE FOR ADDRESS CHANGE AND NOTE IT BELOW

If signing as attorney, executor, trustee or guardian, please give your full title as such. If stock is held jointly, each owner should sign.
Signature Date
Signature Date

QuickLinks

  ITEMS NOs. 1 & 2: NUMBER AND ELECTION OF DIRECTORS
  ITEM NO. 3: AMEND THE 1997 STOCK OPTION PLAN
  ITEM NO. 4: SHAREHOLDER PROPOSAL REGARDING COMPOSITION OF THE BOARD OF DIRECTORS
  ITEM NO. 5: SHAREHOLDER PROPOSAL REGARDING AUDITOR INDEPENDENCE
  ITEM NO. 6: SHAREHOLDER PROPOSAL REGARDING DIRECTOR INDEPENDENCE
DIRECTIONS TO APC'S ANNUAL SHAREHOLDER MEETING
AMERICAN POWER CONVERSION CORPORATION Amended and Restated 1997 STOCK OPTION PLAN